                                  Exhibit 4.2

                         RATIONAL SOFTWARE CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN



     The following constitute the provisions of the 1998 Employee Stock Purchase Plan (herein called the "Plan") of Rational Software Corporation (herein called the "Company").

     1.  Purpose.  The purpose of the Plan is to provide employees of the
         -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions.
         -----------

          (a) "Board" shall mean the Board of Directors of the Company.
               -----

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (c) "Common Stock" shall mean the Common Stock of the Company.
               ------------

          (d) "Company" shall mean Rational Software Corporation, a Delaware
               -------
corporation and any Designated Subsidiary of the Company.

          (e) "Compensation," unless otherwise determined by the Board, shall
               ------------
mean all regular straight time earnings, including commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, or other compensation.

          (f) "Continuous Status as an Employee" shall mean the absence of any
               --------------------------------
interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g) "Designated Subsidiaries" shall mean the Subsidiaries which have
               -----------------------
been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (h) "Employee" shall mean any person, including an officer, who is
               --------
customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (i) "Exercise Date," unless otherwise determined by the Board, shall
               -------------
mean the last Trading Day of each Exercise Period.

          (j) "Exercise Period," unless otherwise determined by the Board, shall
               ---------------
mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating on the last Trading Day before the commencement of the next Offering Period under the Plan.

          (k) "Offering Period," unless otherwise set forth herein or determined
               ---------------
by the Board, shall mean a period of twenty-four (24) months consisting of four
(4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised.

          (l) "Offering Date," unless otherwise determined by the Board, shall
               -------------
mean the first day of each Offering Period of the Plan.

          (m) "Plan"  shall mean this 1998 Employee Stock Purchase Plan.
               ----

          (n) "Subsidiary"  shall mean a corporation, domestic or foreign, of
               ----------
which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (o) "Trading Day" shall mean a day on which the principal stock
               -----------
exchange or quotation system on which the Company's stock is traded is open for trading.

     3.  Eligibility.
         -----------

          (a) Any Employee as defined in paragraph 2 who shall be employed by the Company on the Offering Date shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits such Employee's rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.  Offering Periods.  Unless otherwise determined by the Board, the Plan
         ----------------
shall be implemented by consecutive, overlapping twenty-four (24) month Offering Periods beginning every six

(6) months on the first Trading Day on or after May 1 and November 1 of each year, until terminated in accordance with Section 20 hereof; provided that, the first Offering Period (the "First Offering Period") shall begin on the first Trading Day after the Company's Annual Meeting on July 16, 1998 and shall end on the last Trading Day before November 1, 1999. The Board of Directors of the Company shall have the power to change the commencement date, termination date and duration of offering periods with respect to future offerings without stockholder approval at any time.

     5.  Participation.
         -------------

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's payroll office at least one week prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

          (b) Payroll deductions for a participant shall continue at the rate specified in the subscription agreement throughout an Offering Period with automatic re-enrollment for the Offering Period which commences the day after the last Exercise Date of any Offering Period at the same rate specified in the original subscription agreement, subject to any change in subscription rate made pursuant to Section 6(c) or (d), unless sooner terminated by the participant as provided in Section 11.

     6.  Payroll Deductions.
         ------------------

          (a) At the time a participant files his or her subscription agreement, such participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of his or her Compensation on each payroll date. The aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of his or her aggregate Compensation during said Offering Period. Any Employee electing to participate in the First Offering Period who is simultaneously participating in the Company's 1994 Employee Stock Purchase Plan (the "1994 Plan") may elect to have such Employee's contributions under this Plan for such period include the amount, if any, contributed under the 1994 Plan that would otherwise be returned to such Employee in the event of a pro rata distribution pursuant to Section 12(a) of the 1994 Plan on October 30, 1998, provided,
                                                                --------
however, that the total amount contributed under the Plan and the 1994 Plan may
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not exceed 10% of such Employee's Compensation.

          (b) All payroll deductions made by a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan as provided in Section 11, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a form provided by the Company notifying the payroll office of such withdrawal or reduction of withholding rate. The change in rate shall be effective as of the next pay date following five (5) business days after the Company's receipt of the form or at such other time as the Company and the participant may agree.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7.  Grant of Option.
         ---------------

          (a) Unless otherwise determined by the Board, on the Offering Date of each Offering Period, each eligible Employee participating in the Plan shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions to be accumulated prior to such Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during an Exercise Period a number of shares in excess of a number determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Exercise Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to
Section 11 hereof. The option shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

          (b) Unless otherwise determined by the Board, the option price per share of the shares offered in a given Exercise Period shall be the lower of:
(i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the

Company's Common Stock on a given date shall be the closing price as quoted on the Nasdaq Stock Market, Inc.'s National Market or, if traded on a securities exchange, the closing price on such exchange.

     8.  Exercise of Option.  Unless a participant withdraws from the Plan as
         ------------------
provided in Section 11, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his or her account. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9.  Delivery.  As promptly as practicable after the Exercise Date of each
         --------
offering, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining which is insufficient to purchase a full share of Common Stock at the termination of each Exercise Period shall be applied to such participant's account in the subsequent Exercise Period unless the participant requests withdrawal of such cash.

     10.  Automatic Transfer to Low Price Offering Period.  Unless otherwise
          -----------------------------------------------
determined by the Board, in the event that the fair market value of the Company's Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. A participant may elect to remain in the previous Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

     11.  Withdrawal; Termination of Employment.
          -------------------------------------

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise such participant's option under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's payroll deductions credited to his or her account will be paid to him or her at the next pay date after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to his or her account will be returned to the participant's or, in the case the of participant's death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

          (c) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     12.  Interest.  No interest shall accrue on the payroll deductions of a
          --------
participant in the Plan.

     13.  Stock.
          -----

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 2,000,000 shares, plus a semi-annual increase to be made on the first Trading Day on or after May 1 and November 1 of each year (the "Refreshment Date") equal to the lesser of (i) such number of shares as is required to cause the number of shares reserved hereunder to equal 2,000,000 as of the Refreshment Date after having given effect to all option exercises on the immediately preceding Exercise Date or (ii) a lesser amount determined by the Board, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. Unless otherwise determined by the Board, if the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Exercise Date of an Offering Period exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

          (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14.  Administration.  The Plan shall be administered by the Board of
          --------------
Directors of the Company or a committee appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants.

     15.  Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16.  Transferability.  Neither payroll deductions credited to a
          ---------------
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.

     17.  Use of Funds.  All payroll deductions received or held by the Company
          ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18.  Reports.  Individual accounts will be maintained for each participant
          -------
in the Plan. Statements of account will be given to participating Employees annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     19.  Adjustments Upon Changes in Capitalization.  Subject to any required
          ------------------------------------------
action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (collectively, a "Successor"); provided, that if the Successor fails to assume or substitute for each option, then the Exercise Date for all Offering Periods then in effect shall be the date one day prior to the closing of such asset sale or merger and the Plan shall terminate immediately thereafter. If the Exercise Date for options is accelerated pursuant to the foregoing sentence, the Board shall notify each participant of such acceleration at least ten (10) days prior to the new Exercise Date.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

     20.  Amendment or Termination.  The Board of Directors of the Company may
          ------------------------
at any time amend in any manner or terminate the Plan and may terminate any Exercise Period or Offering Period by accelerating the date that such Exercise Period or Offering Period shall end. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

          Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods and/or Exercise Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21.  Notices.  All notices or other communications by a participant to the
          -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22.  Conditions Upon Issuance of Shares.  Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23.  Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 20.

                         RATIONAL SOFTWARE CORPORATION
                         -----------------------------

                       1998 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                            SUBSCRIPTION AGREEMENT
                            ----------------------


_____ Original Application                      Date:___________________________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1.   __________________________________ hereby elects to participate in the
     Rational Software Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock, without par value, in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of _____% (maximum 10%) of my Compensation on each payday during the Offering Period in accordance with the Stock Purchase Plan, provided, however, that
                                                        --------
     if I am currently participating in the Company's 1994 Employee Stock Purchase Plan (the "1994 Plan"), then during the First Offering Period (as defined in the Stock Purchase Plan) I hereby elect to contribute to the Stock Purchase Plan such amount as would otherwise be returned to me in the event of a pro rata distribution pursuant to Section 12(a) of the 1994 Plan on October 30, 1998 in lieu of the foregoing contribution in the First Offering Period only. Such deductions are to continue for succeeding Offering Periods until I give written instructions for a change in or termination of such deductions.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock, without par value, at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on each Exercise Date of the offering period unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose.

4. I have received a copy of the complete "Rational Software Corporation Employee Stock Purchase Plan." I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan. I have been provided with a prospectus describing the Stock Purchase Plan. I understand that I may withdraw from the Stock Purchase Plan and have payroll deductions refunded (without interest) on the next payroll date following notice of withdrawal at any time during the Offering Period.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:
     ____________________________________________________________________.

6. I understand that if I dispose of any shares received by me pursuant to the Stock Purchase Plan within 2 years after the Offering Date (the first day of the offering period during which I purchased such shares) or within one year after the date on which such shares were transferred to me, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares, and that I may be required to provide income tax withholding on that amount. I hereby agree to notify
                                                        ------------------------
     the Company in writing within 30 days after the date of any such
     ----------------------------------------------------------------
     disposition.  However, if I dispose of such shares at any time after the
     -----------
     expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be treated as ordinary income only to the extent of an amount equal to the lesser of
     (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. The federal income tax treatment of ordinary income and capital gain and loss is described in the Company's prospectus relating to the Stock Purchase Plan.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:


NAME:  (Please print)_________________________________________________________
                        (First)    (Middle)    (Last)



Relationship

                               (Address)

NAME:  (Please print)_________________________________________________________
                        (First)    (Middle)    (Last)



Relationship

                               (Address)


Employee's Social
Security Number:        ________________________


Employee's Address:*______________________________________________




I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:______________    ____________________________________________
                              Signature of Employee



_______
* It is the participant's responsibility to notify the Company's stock administrator in the event of a change of address.